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As filed with the Securities and Exchange Commission on October 26, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Network Commerce Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-162810 (I.R.S. Employer Identification Number)

411 1st Avenue South
Suite 200 North
Seattle, WA 98104
(206) 223-1996

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dwayne M. Walker
President and Chief Executive Officer
411 1st Avenue South
Suite 200 North
Seattle, WA 98104
(206) 223-1996

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Edmund O. Belsheim
Mark C. Lamb
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Proposed Maximum Per Share Offering Price(2)	Amount of Registration Fee

Common Stock, $.001 par value	11,250,000 shares	$31,286,250	$2.781	$8,260

(1)
All shares registered pursuant to this registration statement are to be offered by the selling shareholder. Shares of common stock that may be offered pursuant to this registration statement include (i) 4,050,633 shares issuable upon the exercise of warrants, (ii) an estimated number of shares issuable upon conversion of notes and (iii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon conversion of the notes and exercise of the warrants by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low selling prices of the Common Stock on October 20, 2000, as reported on the Nasdaq National Market.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
DATED OCTOBER 26, 2000

11,250,000 Shares
Network Commerce Inc.

Common Stock

    The selling shareholder is offering to sell up to 11,250,000 shares of our common stock with this prospectus. Network Commerce Inc. will not receive any of the proceeds from sales of these shares by the selling shareholder, but we will receive the exercise price payable on warrants for shares of common stock if those warrants are exercised.

    The selling shareholder acquired notes and warrants, which are convertible into and exercisable for the offered shares, directly from us in a private placement that was exempt from the registration requirements of the federal securities laws. We are required to register these shares, and the shares underlying the warrants, under the terms of the Registration Rights Agreement dated as of September 28, 2000, between us and the selling shareholder named in this prospectus.

    Our common stock is traded on the Nasdaq National Market under the symbol "NWKC." On October 25, 2000, the last sale price of the common stock, as reported on the Nasdaq National Market, was $3.125 per share.

    The selling shareholder may offer its shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholder may engage brokers or dealers who may receive commissions or discounts from the selling shareholder. Any broker-dealer acquiring the common stock from the selling shareholder may sell such securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling shareholder will pay any brokerage commissions and discounts attributable to the sale of the shares.

    Before buying any shares you should read the discussion of material risks of investing in common stock in "Risk Factors" beginning on Page 1.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October   , 2000.

TABLE OF CONTENTS

RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	13
USE OF PROCEEDS	13
DIVIDEND POLICY	13
SELLING SHAREHOLDER	13
DESCRIPTION OF CONVERTIBLE NOTES AND WARRANTS	15
PLAN OF DISTRIBUTION	16
VALIDITY OF COMMON STOCK	17
EXPERTS	17

    We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of Network Commerce Inc. may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

-i-

RISK FACTORS

    In addition to the other information contained in this prospectus, you should carefully read and consider the following risk factors before purchasing our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our rapid growth and evolution may make it difficult to evaluate our business and prospects

    Network Commerce was incorporated in January 1994 and operated initially as a computer services company. In 1996, we began to change the focus of our business to conducting commerce over the Internet. In August 1998, we launched our first online marketplace, ShopNow.com. In recent months, particularly with acquisitions of Freemerchant.com and Ubarter.com and the launch of b2bNow.com, our business-to-business marketplace, we have increasingly focused on developing and providing products and services to enable businesses to conduct online commerce. The recent shifts in our business focus may make it difficult for you to evaluate our business and prospects. When making your investment decision, you should also consider the risks, expenses and difficulties that we may encounter as a young company in a rapidly evolving market.

We have a history of losses and we expect future losses

    We incurred net losses of $24.7 million for the year ended December 31, 1998 and $75.9 million for the year ended December 31, 1999. At June 30, 2000, we had an accumulated deficit of $153.2 million. We have historically invested heavily in sales and marketing, technology infrastructure and research and development and expect to continue to do so in the future. As a result, we must generate significant revenues to achieve and maintain profitability. We expect that our sales and marketing expenses, research and development expenses and general and administrative expenses will continue to increase in absolute dollars and may increase as a percentage of revenues. In addition, we may incur substantial expenses in connection with future acquisitions.

Our future revenues are unpredictable and we expect our operating results to fluctuate from period to period

    Our business model has only been applied to the Internet since the mid-1990's and continues to evolve. Therefore we have limited experience in planning the financial needs and operating expenses of our business. It is difficult for us to accurately forecast our revenues in any given period. We may not be able to sustain our recent revenue growth rates or obtain sufficient revenues to achieve profitability. If our revenues in a particular period fall short of our expectations, we will likely be unable to quickly adjust our spending in order to compensate for that revenue shortfall.

    Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, such as:

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  declines in the number of businesses and merchants to which we provide our products and services;

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  the amount and timing of operating costs and expenditures relating to expansion of our operations; and

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  the mix of products and services that we sell.

    In addition, factors beyond our control may also cause our operating results to fluctuate, such as:

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  the announcement or introduction of new or enhanced products or services by our competitors; and

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  the pricing policies of our competitors.

    Period-to-period comparisons of our operating results are not a good indicator of our future performance. It is likely that our operating results in some quarters may not meet the expectations of stock market analysts and investors and this could cause our stock price to decline.

Our business model is unproven and changing

    Our business model consists of providing businesses and merchants with e-commerce enabling solutions. We have limited experience as a company and, additionally, the Internet, on which our business model relies, is still unproven as a business medium. Accordingly, our business model may not be successful, and we may need to change it. Our ability to generate sufficient revenues to achieve profitability will depend, in large part, on our ability to successfully market our e-commerce products and services to businesses and merchants that may not be convinced of the need for an online presence or may be reluctant to rely upon third parties to develop and manage their e-commerce offerings and marketing efforts.

Our future growth will depend on our ability to make and successfully integrate additional acquisitions

    Our success depends on our ability to continually enhance and expand our e-commerce enabling products and services and our online marketplaces in response to changing technologies, customer demands and competitive pressures. Consequently, we have acquired complementary technologies or businesses in the past, and intend to do so in the future. If we are unable to identify suitable acquisition targets, or if we are unable to successfully complete acquisitions and successfully integrate the acquired businesses, technologies and personnel, our ability to increase product and service offerings will be reduced. This could cause us to lose business to our competitors, and our operating results could suffer.

Acquisitions involve a number of risks

    We actively seek to identify and acquire companies with attributes complementary to our e-commerce products and services. Since January 1, 2000, we have acquired five companies. Acquisitions that we make may involve numerous risks, including:

  •
  diverting management's attention from other business concerns;

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  being unable to maintain uniform standards, controls, procedures and policies;

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  entering markets in which we have no direct prior experience;

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  improperly evaluating new services and technologies or otherwise being unable to fully exploit the anticipated opportunity; and

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  being unable to successfully integrate the acquired businesses, technologies and other assets.

    If we are unable to accurately assess any newly acquired businesses or technologies, our business could suffer. For example, in June 1998 we acquired e-Warehouse and CyberTrust. These companies had developed payment processing technologies that we planned to utilize as part of our e-commerce products and services. However, we are not currently utilizing the acquired technologies, and we have determined that the technologies have no other use or value to us. Because we are not using the acquired technologies, we wrote off substantially all of the $5.4 million aggregate purchase price for e-Warehouse and CyberTrust in 1998. Future acquisitions may involve the assumption of obligations or large one-time write-offs and amortization expenses related to goodwill and other intangible assets. Any of the factors listed above would adversely affect our results of operations.

    In addition, in order to finance any future acquisition, we may need to raise additional funds through public or private financings. In this event, we could be forced to obtain equity or debt financing on terms that are not favorable to us and that may result in dilution to our shareholders.

Our success depends upon achieving adequate market share to increase our revenues and become profitable

    Our success depends upon achieving significant market penetration and acceptance of our e-commerce enabling products and services. We have only recently begun to expand our business-to-business initiatives designed to enable businesses to maximize their e-commerce opportunities, and our online marketplaces have achieved only limited market acceptance to date. We may not currently have adequate market share to successfully execute our business plan. If we are unable to reach and retain substantial numbers of businesses, merchants and shoppers, our business model may not be sustainable.

    To successfully market and sell our e-commerce enabling products and services we must:

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  become recognized as a leading provider of end-to-end enabling solutions;

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  enhance existing products and services;

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  add new products and services;

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  complete projects on time;

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  increase the number of businesses and merchants using our e-commerce products and services and online marketplaces;

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  continue to increase the attractiveness of the ShopNow marketplace to shoppers; and

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  continue to increase the attractiveness of the b2bNow.com, Freemerchant.com and Ubarter.com Web sites to businesses and other users.

If we do not increase brand awareness our sales may suffer

    Due in part to the emerging nature of the markets for e-commerce enabling products and services and online marketplaces, together with the substantial resources available to many of our competitors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the ShopNow.com and b2bNow.com brand names is critical in achieving widespread acceptance of our e-commerce enabling products and services and our online marketplaces. We launched the ShopNow marketplace in August 1998 and we have only recently begun to expand our business-to-business initiatives designed to enable businesses to maximize their e-commerce opportunities. The importance of brand recognition will increase as competition in our markets increases. Successfully promoting and positioning our brands will depend largely on the effectiveness of our marketing and sales efforts and our ability to develop reliable and useful products and services at competitive prices. If our planned marketing and sales efforts are ineffective, we may need to increase our financial commitment to creating and maintaining brand awareness among businesses, merchants and shoppers, which could divert financial and management resources from other aspects of our business, or cause our operating expenses to increase disproportionately to our revenues. This could cause our business and operating results to suffer.

We face significant competition

    The market for e-commerce enabling products and services and online marketplaces is highly competitive, and we expect competition to intensify in the future. Barriers to entry are not significant. Our failure to compete effectively could result in the following:

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  fewer businesses and merchants relying upon our enabling solutions;

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  the obsolescence of the technology underlying our products and services;

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  fewer businesses and merchants listed in our directories;

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  a decrease in shopper traffic on our web sites; and

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  a reduction in the prices of or profits on our products and services.

    The number of companies providing e-commerce enabling products and services is large and increasing at a rapid rate. We expect that additional companies which to date have not had a substantial commercial presence on the Internet or in our markets will offer competing products and services. Although we believe no one company currently offers a range of e-commerce enabling solutions as comprehensive as our suite of products and services, companies such as InfoSpace, Yahoo! and Cybersource offer alternatives to one or more of our products and services.

    Many of our competitors and potential competitors have substantial competitive advantages as compared to us, including:

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  larger customer or user bases;

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  the ability to offer a wider array of e-commerce products and solutions;

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  greater name recognition and larger marketing budgets and resources;

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  substantially greater financial, technical and other resources;

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  the ability to offer additional content and other personalization features; and

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  larger production and technical staffs.

    These advantages may enable our competitors to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisition or other opportunities more readily or develop and expand their product and service offerings more quickly.

    In addition, as the use of the Internet and online products and services increases, larger well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of e-commerce enabling solutions, and existing providers may continue to consolidate. Providers of Internet browsers and other Internet products and services who are affiliated with providers of web directories and information services that compete with our products and services may more tightly integrate these affiliated offerings into their browsers or other products or services. Any of these trends would increase the competition we face.

If we fail to maintain our strategic business relationships and enter into new relationships our business will suffer

    An important element of our strategy involves entering into business relationships with other companies. Our success is dependent on maintaining our current contractual relationships and developing new strategic relationships. These contractual relationships typically involve joint marketing, licensing or promotional arrangements. For example, we have entered into a licensing and co-marketing agreement with Chase Manhattan Bank, a marketing agreement with About.com, a cross promotion agreement with 24/7 Media and a software license agreement with HNC Software. Although these relationships are an important factor in our strategy because they enable us to enhance our product and service offerings, the parties with which we contract may not view their relationships with us as significant to their own businesses. To date, we have not derived material revenue from these relationships, and some of these relationships impose substantial obligations on us. It is not certain that the benefits to us will outweigh our obligations. For example, our relationship with 24/7 Media requires us to refer to them any business that would benefit from the advertising services offered by 24/7 Media and makes 24/7 Media the only third party authorized to sell advertising on our web site. Several of our significant business arrangements do not establish minimum performance requirements but instead rely on contractual best efforts obligations of the parties with which we contract. In addition, most of these relationships may be terminated by either party with little notice. Accordingly, in order to maintain our strategic business relationships we will need to meet our partners' specific business objectives, including incremental revenue, brand awareness and implementation of specific e-commerce applications. If our strategic business relationships are discontinued for any reason, or if we are unsuccessful in entering into new relationships in the future, our business and results of operations may be harmed.

If we fail to effectively manage the rapid growth of our operations our business will suffer

    Our ability to successfully offer e-commerce enabling products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We are increasing the scope of our operations domestically and internationally, and we have increased our headcount substantially. From December 31, 1997 to October 5, 2000, our total number of employees increased from less than 50 to 594. This growth has placed and will continue to place a significant strain on our management systems, infrastructure and resources. We will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to expand, train and manage our workforce worldwide. Furthermore, we expect that we will be required to manage an increasing number of relationships with various customers and other third parties. Any failure to expand any of the foregoing areas efficiently and effectively could cause our business to suffer.

We depend on our key management personnel for successful operation of our business

    Our success depends on the skills, experience and performance of our senior management and other key personnel. Our key personnel include Dwayne Walker, our Chairman and Chief Executive Officer, Joe Arciniega, our President and Chief Operating Officer, Alan Koslow, our Chief Financial Officer, and Dr. Ganapathy Krishnan, our Chief Technology Officer. Messrs. Walker, Koslow and Arciniega and Dr. Krishnan have employment agreements with Network Commerce. Many of our executive officers have joined us within the past three years. If we do not quickly and efficiently integrate these new personnel into our management and culture, our business could suffer. Our business could also suffer if we do not retain our key personnel.

We must hire additional personnel to expand our operations

    On October 5, 2000, we announced that we reduced our work force by 68 people. After the staff reductions, we now employ 594 people. Notwithstanding our reduction in the work force, we expect personnel numbers to increase in certain areas of our business in the fourth quarter of 2000, including without limitation our international and wireless divisions. As of October 20, 2000 we had openings for 30 positions. Our future success depends on our ability to identify, hire, train, retain and motivate highly skilled executive, technical, managerial, sales and marketing, business development and administrative personnel. Competition for qualified personnel is intense, particularly in the technology and Internet markets. If we fail to successfully attract and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our ability to manage and expand our business could suffer.

Our ability to develop and integrate e-commerce technologies is subject to uncertainties

    We have limited experience delivering our e-commerce products and services and operating online marketplaces. In order to remain competitive, we must regularly upgrade our e-commerce products and services to incorporate current technology, which requires us to integrate complex computer hardware and software components. If we do not successfully integrate these components, the quality and performance of our online offerings may be reduced. In addition, the ability of our online marketplaces to accommodate an increasing number of businesses, merchants and shoppers would suffer. While these technologies are generally commercially available, we may be required to expend considerable time and money in order to successfully integrate them into our products and services and this may cause our business to suffer. We must also maintain an adequate testing and technical support infrastructure to ensure the successful introduction of products and services.

Our computer systems may be vulnerable to system failures

    Our success depends on the performance, reliability and availability of the technology supporting our e-commerce products and services and our online marketplaces. Our revenues depend, in large part, on the number of businesses and merchants that use our products and services and the number of shoppers that access the ShopNow marketplace. This depends, in part, upon our actual and perceived reliability and performance. Any inability to provide our products and services or any slowdown or stoppage of our online marketplaces could cause us to lose clients and therefore lose revenue. Substantially all of our computer and communications hardware is located at leased and third-party facilities in Seattle, Washington and Sterling, Virginia. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-in, earthquake and similar events. Because we presently do not have fully redundant systems or a formal disaster recovery plan, a systems failure could adversely affect our business. Our computer systems are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which may lead to interruptions, delays, loss of data or inability to process online transactions for our clients. We may be required to expend considerable time and money to correct any system failure. If we are unable to fix a problem that arises, we may lose clients or be unable to conduct our business at all.

Our business may be harmed by defects in our software and systems

    We have developed custom software for our network servers and have licensed additional software from third parties. This software may contain undetected errors or defects. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may be unable to fix in a timely or cost-effective manner.

We will need to expand and upgrade our systems in order to maintain customer satisfaction

    We must expand and upgrade our technology, transaction processing systems and network infrastructure if the number of businesses and merchants using our e-commerce products and services and online marketplaces, or the volume of traffic on our web sites or our clients' web sites, increases substantially. We could experience periodic capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. We may be unable to accurately project the rate or timing of increases, if any, in the use of our products or services or our web sites or when we must expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner. Any inability to do so could harm our business.

Our international operations involve risks

    We are subject to risks specific to Internet-based companies in foreign markets. These risks include:

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  delays in the development of the Internet as a commerce medium in international markets;

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  restrictions on the export of encryption technology; and

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  increased risk of piracy and limits on our ability to enforce our intellectual property rights.

    In addition, we have been developing business opportunities in Japan during the first half of 2000, and more recently, in the United Kingdom. We may be unable to develop sufficient relationships in Japan or the United Kingdom to take advantage of business opportunities there. In recent periods, the

Japanese economy has experienced weakness. If the Japanese economy continues to exhibit weakness, our efforts to develop business opportunities in Japan and our ability to grow in that market could be impaired. In addition, the failure to succeed in the Japanese market could impair our ability to enter other international markets.

We may require additional funding to successfully operate and grow our business

    Although we believe that our cash reserves and cash flows from operations will be adequate to fund our operations for at least the next twelve months, these resources may be inadequate. Consequently, we may require additional funds during or after this period. Additional financing may not be available on favorable terms or at all. If we raise additional funds by selling stock, the percentage ownership of our then current shareholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our future capital requirements depend upon many factors, including, but not limited to:

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  the rate at which we expand our sales and marketing operations and our product and service offerings;

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  the extent to which we develop and upgrade our technology and data network infrastructure; and

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  the occurrence, timing, size and success of acquisitions.

We may be unable to adequately protect our intellectual property and proprietary rights

    We regard our intellectual property rights as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy portions of our software or reverse engineer and use information that we regard as proprietary. We currently have five patents pending in the United States Patent and Trademark Office covering different aspects of our product architecture and technology. However, we do not currently own any issued patents and there is no assurance that any pending patent application will result in an issued patent, or that any future patent will not be challenged, invalidated or circumvented, or that the rights granted under any patent will provide us with a competitive advantage. The laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States, and our means of protecting our proprietary rights abroad may not be adequate. Any misappropriation of our proprietary information by third parties could adversely affect our business by enabling third parties to compete more effectively with us.

Our technology may infringe the intellectual property rights of others

    Although we have not received notice of any alleged infringement by us, we cannot be certain that our technology does not infringe issued patents or other intellectual property rights of others. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our software. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Intellectual property litigation is expensive and time-consuming, and could divert our management's attention away from running our business.

If the security provided by our e-commerce services is breached we may be liable to our clients and our reputation could be harmed

    A fundamental requirement for e-commerce is the secure transmission of confidential information of businesses, merchants and shoppers over the Internet. Among the e-commerce services we offer to merchants are security features such as:

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  secure online payment services;

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  secure order processing services; and

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  fraud prevention and management services.

    Third parties may attempt to breach the security provided by our e-commerce products and services or the security of our clients' internal systems. If they are successful, they could obtain confidential information about businesses and shoppers using our online marketplaces, including their passwords, financial account information, credit card numbers or other personal information. We may be liable to our clients or to shoppers for any breach in security. Even if we are not held liable, a security breach could harm our reputation, and the mere perception of security risks, whether or not valid, could inhibit market acceptance of our products and services. We may be required to expend significant capital and other resources to license additional encryption or other technologies to protect against security breaches or to alleviate problems caused by these breaches. In addition, our clients might decide to stop using our e-commerce products and services if their customers experience security breaches.

Risks Related to Our Industry

Our success depends on continued increases in the use of the Internet as a commercial medium

    We depend on the growing use and acceptance of the Internet by businesses, merchants and shoppers as a medium of commerce. Rapid growth in the use of and interest in the Internet and online products and services is a recent development. No one can be certain that acceptance and use of the Internet and online products and services will continue to develop or that a sufficiently broad base of businesses, merchants and shoppers will adopt and continue to use the Internet and online products and services as a medium of commerce.

    The Internet may fail as a commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, including security technology and performance improvements. For example, if technologies such as software that stops advertising from appearing on a web user's computer screen gain wide acceptance, the attractiveness of the Internet to advertisers would be diminished, which could harm our business.

Rapid technological change could negatively affect our business

    Rapidly changing technology, evolving industry standards, evolving customer demands and frequent new product and service introductions characterize the market for e-commerce products and services and online marketplaces. Our future success will depend in significant part on our ability to improve the performance, content and reliability of our products and services in response to both the evolving demands of the market and competitive product and service offerings. Our efforts in these areas may not be successful. If a large number of our clients adopt new Internet technologies or standards, we may need to incur substantial expenditures modifying or adapting our e-commerce products and services to remain compatible with their systems.

We rely on the Internet infrastructure provided by others to operate our business

    Our success depends in large part on other companies maintaining the Internet infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and service. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure of thousands of computers communicating via telephone lines, coaxial cable and other telecommunications systems may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. If the performance or reliability of the Internet suffers, Internet users could have difficulty obtaining access to the Internet. In addition, data transmitted over the Internet, including information and graphics contained on web pages, could reach Internet users much more slowly. This could result in frustration of Internet users, which could decrease online traffic and cause advertisers to reduce their Internet expenditures.

Future governmental regulation and privacy concerns could adversely affect our business

    We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease the growth in the use of the Internet, which could in turn decrease the demand for our products and services, decrease traffic on our online marketplaces, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.

    The Federal Communications Commission is currently reviewing its regulatory positions on the privacy protection given to data transmissions over telecommunications networks and could seek to impose some form of telecommunications carrier regulation on telecommunications functions of information services. State public utility commissions generally have declined to regulate information services, although the public service commissions of some states continue to review potential regulation of such services. Future regulation or regulatory changes regarding data privacy could have an adverse effect on our business by requiring us to incur substantial additional expenses in order to comply with this type of regulation.

    A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Foreign countries also may tax Internet transactions. The taxation of Internet-related activities could have the effect of imposing additional costs on companies, such as Network Commerce, that conduct business over the Internet. This, in turn, could lead to increased prices for products and services, which could result in decreased demand for our solutions.

We could face liability for material transmitted over the Internet by others

    Because material may be downloaded from web sites hosted by us and subsequently distributed to others, there is a potential that claims will be made against us for negligence, copyright or trademark infringement or other theories based on the nature and content of this material. Negligence and product liability claims also potentially may be made against us due to our role in facilitating the purchase of some products, for example firearms. Although we carry general liability insurance, our insurance may not cover claims of these types, or may not be adequate to indemnify us against this type of liability. Any imposition of liability, and in particular liability that is not covered by our insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation and our operating results, or could result in the imposition of criminal penalties on us.

We do not currently collect sales tax from all transactions

    We do not currently collect sales or other similar taxes on products sold by us and delivered into states other than Washington, California, Georgia, Arizona, Kansas, New York, Tennessee and Kentucky. However, one or more states or foreign countries may seek to impose sales tax collection obligations on out-of-state or foreign companies engaging in e-commerce. In addition, any new operation in states outside the states for which we currently collect sales tax could subject shipments into these states to state or foreign sales taxes. A successful assertion by one or more states or any foreign country that we should collect sales or other similar taxes on the sale of merchandise or services could result in liability for penalties as well as substantially higher expenses incurred by our business.

Risks Related to this Offering

Provisions of our charter documents and Washington law could discourage our acquisition by a third party

    Specific provisions of our articles of incorporation and bylaws and Washington law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders.

    Our articles of incorporation and bylaws establish a classified board of directors, eliminate the ability of shareholders to call special meetings, eliminate cumulative voting for directors and establish procedures for advance notification of shareholder proposals. The presence of a classified board and the elimination of cumulative voting may make it more difficult for an acquirer to replace our board of directors. Further, the elimination of cumulative voting substantially reduces the ability of minority shareholders to obtain representation on the board of directors.

    Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our shareholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of Network Commerce and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

    Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a target corporation, with some exceptions, from engaging in particular significant business transactions with an acquiring person, which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the acquisition. Prohibited transactions include, among other things:

  •
  a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

  •
  termination of 5% or more of the employees of the target corporation; or

  •
  allowing the acquiring person to receive any disproportionate benefit as a shareholder.

    A corporation may not opt out of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Network Commerce.

    The foregoing provisions of our charter documents and Washington law could have the effect of making it more difficult or more expensive for a third party to acquire, or could discourage a third party from attempting to acquire, control of Network Commerce. These provisions may therefore have the effect of limiting the price that investors might be willing to pay in the future for our common stock.

Our management has broad discretion over how we use the proceeds of any exercise of the warrants

    Our management has broad discretion over the use of the proceeds of any exercise of the warrants. Accordingly, it is possible that our management may allocate the proceeds differently than investors in this offering would have desired, or that we will fail to maximize our return on these proceeds.

Our stock price may be volatile

    The stock market in general, and the stock prices of Internet-related companies in particular, have recently experienced extreme volatility, which has often been unrelated to the operating performance of any particular company or companies. Our stock price could be subject to wide fluctuations in response to factors such as the following:

  •
  actual or anticipated variations in quarterly results of operations;

  •
  the addition or loss of merchants and shopper traffic;

  •
  announcements of technological innovations, new products or services by us or our competitors;

  •
  changes in financial estimates or recommendations by securities analysts;

  •
  conditions or trends in the Internet, e-commerce and marketing industries;

  •
  changes in the market valuations of other Internet or online service or software companies;

  •
  our announcements of significant acquisitions, strategic relationships, joint ventures or capital commitments;

  •
  additions or departures of key personnel;

  •
  sales of our common stock;

  •
  general market conditions; and

  •
  other events or factors, many of which are beyond our control.

    These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. The trading prices of the stocks of many technology companies are at or near historical highs and reflect price to earnings ratios substantially above historical levels. These trading prices and price-to-earnings ratios may not be sustained.

    In the past, securities class action litigation has often been brought against companies following periods of volatility in their stock prices. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's time and resources, which could cause our business to suffer.

FORWARD-LOOKING STATEMENTS

    Any statement in this prospectus that is not a historical fact should be considered a forward-looking statement. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates" and "intends" and similar expressions are intended to identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of numerous factors, as more fully described in "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which apply only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information, regarding issuers, including us, that file documents with the SEC electronically. You can also inspect our SEC filings at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington DC 20006.

    This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC with respect to the common stock offered by this prospectus. This prospectus does not contain all the information that is in the registration statement. We omitted certain parts of the registration statement as allowed by the SEC. We refer you to the registration statement and its exhibits for further information about us and the common stock offered by the selling shareholder.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, and June 30, 2000, as amended;

  •
  our Proxy Statement for the 2000 Annual Meeting of Shareholders; and

  •
  our Current Report on Form 8-K filed on October 4, 2000.

    You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. However, we will not provide copies of the exhibits to these filings unless we specifically incorporated by reference the exhibits in this prospectus.

Charles W. Dent
Associate General Counsel
Network Commerce Inc.
411 First Avenue South
Suite 200 North
Seattle, Washington 98104
(206) 223-1996

USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of our common stock offered in this prospectus. We will use the proceeds from any exercise of the warrants for general corporate purpose and working capital.

DIVIDEND POLICY

    We have never paid dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

SELLING SHAREHOLDER

    We are registering all 11,250,000 shares covered by this prospectus on behalf of the selling shareholder named in the table below. All the shares are issuable upon conversion of the promissory notes and exercise of the warrants that we sold to the selling shareholder in a private placement transaction. We are registering the shares to permit the selling shareholder and its pledgees, donees, transferees or other successors in interest that receive their shares from the selling shareholder as a gift, partnership distribution or another nonsale-related transfer after the date of this prospectus to resell the shares when they deem appropriate.

    We have agreed to file with the SEC a registration statement on Form S-3, of which this prospectus forms a part. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until such date as is the earlier of (i) the date on which all of the shares covered by this prospectus have been sold and (ii) the date on which all of the shares covered by this prospectus may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect or any successor provision. We have also agreed to bear all expenses, costs and fees in connection with the registration, other than underwriting discounts and commissions and brokerage fees and commissions, up to $50,000.

    The following table sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder as of the date of this prospectus, the number of shares of common stock to be sold by the selling shareholder pursuant to this prospectus and the percentage of the outstanding common stock to be held by it after this offering. Pursuant to a registration rights agreement between us and Capital Ventures International ("CVI"), we have agreed to register all of the shares of common stock issuable upon conversion of the outstanding notes and exercise of the outstanding warrants we issued to CVI in September 2000, but not less than 8,000,000 shares of common stock. Accordingly, the 11,250,000 number reflects the aggregate number of shares being offered by CVI pursuant to this prospectus. Because the number of shares issuable upon conversion of the notes will depend upon the price of the common stock in the future, the actual number of shares issued may be more or less than 11,250,000. In addition, the number of shares owned by CVI is based upon a determination of beneficial ownership under Section 13(d) of the Securities Exchange Act, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 61,848,422 shares of common stock issued and outstanding as of September 28, 2000. The selling shareholder is not obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling shareholder may sell all or part of its shares, no estimate can be given as to the number of shares that will be held by the selling shareholder upon termination of any offering made hereby.

	Prior to Offering		After Offering
Name of Selling Shareholder	Number of Shares Beneficially Owned	Number of Shares Offered Hereby	Number of Shares Beneficially Owned(1)	Percentage of Class
Capital Ventures International(2)	3,086,236(3)	11,250,000(4)	0	0

(1)
Assumes the sale of all shares owned by the selling shareholder covered by this prospectus. However, the actual number of shares issuable upon conversion of its notes will increase if the price of the common stock declines and therefore the actual number cannot be determined at this time.

(2)
Heights Capital Management, Inc., as CVI's authorized agent, has discretionary authority to vote and dispose of these shares and may be deemed to be a beneficial owner of these shares. CVI does not have, and within the past three years has not had, any position, office or other material relationship with the Company.

(3)
Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect such conversion, exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares set forth herein and which CVI may sell pursuant to this prospectus may exceed the number of shares of common stock it would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act. Moreover, pursuant to the regulations of the National Association of Securities Dealers, Inc., in the absence of shareholder approval, the aggregate number of shares of common stock issuable to CVI at a discount from market price upon conversion of the notes and exercise of the warrants that have been or may be issued to them pursuant to the Securities Purchase Agreement may not exceed 19.99% of the outstanding common stock on September 28, 2000 (12,363,499 shares). Unless shareholder approval is obtained to issue common stock to CVI in excess of the maximum amount set forth above, CVI will not be entitled to acquire more than the maximum amount. For a complete description of terms of the notes and the warrants, see the form of note and the form of warrant included as Exhibit 4.2 and 4.3, respectively, to the registration statement of which this prospectus forms a part.

(4)
Consists of shares of common stock issuable upon conversion of outstanding convertible notes and upon exercise of the warrants. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate and will equal (i) the aggregate principal amount of the notes being converted, plus accrued interest thereon through the conversion date, divided by (ii) the lower of $7.50 (subject to adjustment in certain circumstances) and ninety-five percent (95%) of the average closing bid prices of the common stock on The Nasdaq National Market (or such other principal U.S. securities exchange or trading market where the common stock is then listed or traded) for the 20 trading days immediately prior to the effective date of the registration statement, of which this prospectus is a part, but not greater than the closing bid price on the last trading day immediately prior to the effective date of the registration statement of which this prospectus is a part. The amounts listed in the table assume a conversion price of $2.93 for purposes of beneficial ownership, which is 95% of the average closing bid prices of the common stock on The Nasdaq National Market for the 20 trading days preceding the date of the filing of the registration statement of which this prospectus is a part. Pursuant to Rule 416 of the Securities Act, CVI may also offer and sell common stock issued with respect to the notes and warrants as a result of stock splits, stock dividends and anti-dilution provisions (including by reason of changes in the conversion price of the notes in accordance with the terms thereof).

DESCRIPTION OF CONVERTIBLE NOTES AND WARRANTS

    On September 28, 2000, we issued convertible promissory notes in the aggregate principal amount of $20 million to CVI. The promissory notes bear an interest rate of 6%, compounded annually. The principal amount of the notes plus accrued and unpaid interest automatically convert into shares of our common stock upon the effectiveness of the registration statement, of which this prospectus forms a part, covering the resale of the shares issuable upon the conversion of the promissory notes and upon the exercise of the warrants, subject to the limitation that the notes will not convert to the extent that the right to effect such conversion would result in CVI beneficially owning more than 4.99% of our outstanding shares. If the limitation applies, then the rest of the notes will convert one year following the effectiveness of the registration statement of which this prospectus is a part. If the registration statement, of which the prospectus is a part, is not declared effective by the first anniversary of the date of issuance, then the outstanding principal and interest under the notes will become due and payable. The conversion price is initially $7.50 and upon the effective date of the registration statement will be reduced (if lower) to 95% of the average closing bid price of our common stock during the 20 trading days immediately prior to the effective date of the registration statement, of which this prospectus is a part, but in no event greater than the closing bid price on the last trading day immediately prior to the effective date of the registration statement.

    In connection with the private placement, we also issued to CVI warrants to purchase up to 4,050,633 shares of our common stock at an exercise price of $10.375 per share. The warrants have a term of five years.

    The conversion price of the promissory notes and the exercise price of the warrants are subject to antidilution adjustments. For a complete description of the terms of the notes and the warrants, see the form of note and form of warrant included as Exhibit 4.2 and 4.3, respectively, to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

    This prospectus covers 11,250,000 shares of our common stock. All of the shares offered hereby were purchased by the selling shareholder in the ordinary course of its business and are being sold by the selling shareholder. We will not realize any proceeds from the sale of the shares by the selling shareholder.

    The shares may be sold or distributed from time to time by the selling shareholder, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods: (i) ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part; (ii) transactions involving cross or block trades or otherwise on The Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principal and resale of such purchasers by their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into an existing market for the shares; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means. The selling shareholder or its successor in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, the selling shareholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by the selling shareholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

    Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling shareholder and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling shareholder and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within them meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale or shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling shareholder can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, the selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act of 1933.

    Furthermore, in the event of a "distribution" of shares by the selling shareholder, the selling shareholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Act of 1934, which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

    We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling shareholder and certain related persons against certain liabilities, including liabilities under the Securities Act.

    In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholder.

    The selling shareholder is not restricted as to the price or prices at which it may sell its shares. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, the selling shareholder is not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.

VALIDITY OF COMMON STOCK

    Certain legal matters in connection with the common stock offered by this prospectus have been passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts payable, by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$8,260
Legal fees and expenses	$10,000
Accounting fees and expenses	$3,000
Miscellaneous fees and expenses	$7,000

Total	$28,260

Item 15. Indemnification of Directors and Officers

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of the registrant's amended and restated articles of incorporation and Section 5.1 of Article V of the registrant's bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law and provide the directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.

    Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of the registrant's amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

Item 16. Exhibits

4.1	Securities Purchase Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
4.2	Form of Convertible Note dated as of September 28, 2000
4.3	Stock Purchase Warrant dated as of September 28, 2000
4.4	Registration Rights Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
5.1	Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock
23.1	Consent of Arthur Andersen LLP, independent auditors

23.2	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)
24.1	Power of attorney (contained on signature page)

Item 17. Undertakings

    A.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    D.  The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 26th day of October, 2000.

NETWORK COMMERCE INC.
BY:	/S/ DWAYNE M. WALKER Dwayne M. Walker, President and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes Dwayne M. Walker and Alan D. Koslow, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 26th day of October, 2000.

Signature	Title

/s/ DWAYNE M. WALKER	Chairman of the Board, Chief Executive Officer and Director
/s/ JACOB FRIESEL	Director
/s/ MARK TERBEEK	Director
/s/ MARK MCCLURE	Director
/s/ BRET MAXWELL	Director
/s/ DAVID LONSDALE	Director
/s/ JOHN SNEDEGAR	Director
/s/ EYTAN LOMBROSO	Director

EXHIBIT INDEX

Exhibit Number
4.1	Securities Purchase Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
4.2	Form of Convertible Note dated as of September 28, 2000
4.3	Stock Purchase Warrant dated as of September 28, 2000
4.4	Registration Rights Agreement dated as of September 28, 2000 between Network Commerce Inc. and Capital Ventures International
5.1	Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock
23.1	Consent of Arthur Andersen LLP, independent auditors
23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1)
24.1	Power of attorney (contained on signature page)

QuickLinks

TABLE OF CONTENTS
RISK FACTORS
Risks Related to Our Industry
Risks Related to this Offering
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
USE OF PROCEEDS
DIVIDEND POLICY
SELLING SHAREHOLDER
DESCRIPTION OF CONVERTIBLE NOTES AND WARRANTS
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX